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                                                                    EXHIBIT 10.2

                           SECOND AMENDED AND RESTATED
                           MEMORANDUM OF UNDERSTANDING

        The Settling Securities Parties, the Settling ERISA Parties, and the Settling Derivative Parties (collectively, the "Settling Parties"), have reached an agreement in principle as set forth in this Second Amended and Restated Memorandum of Understanding (the "Memorandum") providing for the settlement and dismissal with prejudice of the claims asserted in the Derivative Actions, the ERISA Actions, and the Consolidated Securities Action, on the terms and subject to the conditions set forth below (the "Settlement").1

                                    RECITALS

        WHEREAS, on and after February 4, 2002, securities Class Actions were filed by the plaintiffs named herein on behalf of themselves and all others similarly situated in the United States District Court for the Southern District of Texas (the "Federal Court"), entitled Pirelli Armstrong Tire Corp. Retiree Medical Benefits Trust, et al. v. Hanover Compressor Company, et al., Case No. H-02-0410, McBride v. Hanover Compressor, Case No. H-02-0431, Koch v. Hanover Compressor, Case No. H-02-0441, Schneider v. Hanover Compressor, Case No. H-02-0491, Goldstein v. Hanover Compressor, Case No. H-02-0526, Noyes v. Hanover Compressor, Case No. H-02-0574, Rocha v. Hanover Compressor, Case No. H-02-0594, Peck v. Hanover Compressor, Case No. H-02-0627, Mueller v. Hanover Compressor, Case No. H-02-0652, Langhoff v. Hanover Compressor, Case No. H-02-0764, Fox v. Hanover Compressor, Case No. H-02-0815, Rosen v. Goldberg, Case No. H-02-0959, Detectives Endowment v. Hanover Compressor, Case No. H-02-1016, Montag v. Hanover Compressor, Case No. H-02-1030, and Anderson v. Hanover Compressor, Case No. H-02-2306 (collectively, the "Securities Actions");

        WHEREAS, by Order dated March 28, 2002, the Federal Court consolidated the Securities Actions under the caption Pirelli Armstrong Tire Corp. Retiree Medical Benefits Trust, et al. v. Hanover Compressor Company, et al. (the "Consolidated Securities Action");

        WHEREAS, on and after April 10, 2002, derivative actions were filed in or removed to the Federal Court, including the following actions: Koch v. O'Connor, et al., Case No. H-02-1332, Carranza v. O'Connor, et al., Case No. H-02-1430, Steves v. O'Connor, et al., Case No. H-02-1527, Hensley v. McGann, et al., Case No. H-02-2994, Harbor Finance Partners v. McGhan, et al., Case No. H-02-0761, (collectively, the "Federal Derivative Actions"), as well as in the Delaware Chancery Court on February 15, 2002, Coffelt Family, LLC v. O'Connor, et al., No. CA 19410 (the "State Derivative

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1.   All capitalized terms not otherwise defined shall have the meaning set forth in Section I below.

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Action"), (collectively, the plaintiffs named in the State Derivative Action and the Federal Derivative Actions are the "Derivative Plaintiffs"), (collectively, the State Derivative Action and the Federal Derivative Actions are the "Derivative Actions" or the "Settling Derivative Actions");

        WHEREAS, on August 19, 2002 and August 26, 2002, the Federal Derivative Actions were consolidated into the Harbor Finance Partners action;

        WHEREAS, by Order dated January 6, 2003, the Federal Court appointed Pirelli Armstrong Tire, Retiree Medical Benefits Trust, Plumbers & Steamfitters, Local 137 Pension Fund, O. Bryant Lewis, 720 Capital Management, LLC and Specialists DPM, Lead Plaintiffs and appointed Milberg Weiss Bershad Hynes & Lerach LLP, Lead Counsel, in the Consolidated Securities Action;

        WHEREAS, on or after March 26, 2003, actions alleging violations of the Employee Retirement Income Security Act ("ERISA") were filed by and/or on behalf of the plaintiffs named herein (the "ERISA Plaintiffs") on behalf of themselves and all other similarly situated, in the Federal Court, including Kirkley v. Hanover, et al., Case No. H-03-1155, Angleopoulos v. Hanover Compressor, et al., Case No. H-03-1064, and Freeman v. Hanover Compressor, et al., Case No. H-3-1095; (collectively, the "ERISA Actions");

        WHEREAS, on May 12, 2003, Settling Defendants and certain of the Settling Plaintiffs entered into a Memorandum of Understanding to resolve all claims that have been or could be asserted in the Consolidated Securities Action, the Derivative Actions, and the ERISA Actions (collectively, the "Actions");

        WHEREAS, on July 18, 2003, Settling Defendants and certain of the Settling Plaintiffs entered into a First Amended Memorandum of Understanding which, on the terms set forth therein, included the plaintiffs in the Angleopoulos and Freeman actions;

        WHEREAS, by Order dated August 1, 2003, the Federal Court granted an Order consolidating the ERISA Actions into the Consolidated Securities Action for purposes of settlement;

        WHEREAS, the Settling Parties have engaged in substantial arm's length negotiations in an effort to resolve all claims that have been or could be asserted in the Actions, including conducting numerous meetings and telephone conferences where the terms of the agreements detailed herein were extensively debated and negotiated;

        WHEREAS, the Settling Securities Defendants, defined herein, the Settling Derivative Defendants, defined herein, and the Settling ERISA Defendants, defined herein, have denied and continue to deny that they have liability as a result of any and all allegations contained in the Actions and that they are entering into the Settlement in order to eliminate the burden, distractions, expense and uncertainty of further litigation; and

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        WHEREAS, the Settling Parties and their counsel believe that the terms and conditions of this Memorandum are fair, reasonable and adequate and are the result of arm's length negotiations between the Settling Parties;

        NOW, THEREFORE, in consideration of the promises and agreements, covenants, representations, and warranties set forth herein, intending to be legally bound:

        THE SETTLING PARTIES STIPULATE AND AGREE AS FOLLOWS:

I.      DEFINITIONS

        The following additional definitions shall apply in this Memorandum:

                (a) "Actions" means the Consolidated Securities Action, the Derivative Actions and the ERISA Actions;

                (b) "Effective Date" means the date of completion of the following: (i) Court approval of the dismissal of the claims that have been or could be asserted in each of the Actions in all material respects AND EITHER
(ii) expiration of the time to appeal or otherwise seek review of the Order and Final Judgment which approves the Settlement without any appeal having been taken or review sought; OR (iii) if an appeal is taken or review sought, the expiration of five days after an appeal or review shall have been finally determined by the highest court before which appeal or review is sought and which upholds the terms of such appealed settlement and/or an Order and Final Judgment and is not subject to further judicial review;

                (c) "GKH" means GKH Partners, L.P., GKH Investments, L.P., GKH Private Limited, HGW Associates, L.P., DWL Lumber Corp. and JAKK Holding Corp., each of their respective present and former parents, subsidiaries and affiliates, the present and former trustees, directors, officers, shareholders, general partners, limited partners, employees, agents, attorneys and representatives of each of the foregoing and the predecessors, successors and assigns of each of the foregoing;

                (d) "Hanover" or the "Company" means Hanover Compressor Company and its subsidiaries and affiliates, agents, partnerships, joint ventures and their assigns and successors in interest;

                (e) "Lead Plaintiffs' Counsel" means Milberg Weiss Bershad Hynes & Lerach LLP;

                (f)     "Plan" means the Hanover Companies Retirement Savings
Plan.

                (g) "Released Defendants' Counsel" means counsel for each of the Settling Defendants and each of their respective partners, associates, experts, agents, insurers, advisors, successors and assigns;

                (h) "Released Derivative Parties" means Released Defendants' Counsel, Released Plaintiffs' Counsel, the Derivative Plaintiffs, the Derivative

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Defendants, GKH, and each of their parents, subsidiaries or affiliates, and all of their respective present or former directors, officers, underwriters, fiduciaries, trustees, employees, agents, insurers, attorneys and advisors, and each of their successors, heirs, assigns, executors, personal representatives and immediate families;

                (i) "Released ERISA Parties" means Released Defendants' Counsel, Released Plaintiffs' Counsel, the ERISA Plaintiffs, the ERISA Defendants, GKH and each of their parents, subsidiaries or affiliates, and all of their respective present or former directors, officers, underwriters, fiduciaries, trustees, employees, agents, insurers, attorneys and advisors, and each of their successors, heirs, assigns, executors, personal representatives and immediate families;

                (j) "Released Parties" means: Released Plaintiffs' Counsel, Released Defendants' Counsel, the Settling Securities Plaintiffs, the Settling Derivative Plaintiffs, the Settling ERISA Plaintiffs, the Settling Securities Defendants, the Settling Derivative Defendants, the Settling ERISA Defendants, GKH, and Schlumberger Limited, and each of their parents, subsidiaries or affiliates, and all of their respective present or former directors, officers, employees, agents, fiduciaries, trustees, insurers, underwriters, attorneys and advisors, as well as all of their successors, heirs, assigns, executors, personal representatives and immediate families as well as the Plan, but does not include PricewaterhouseCoopers, LLP;

                (k) "Released Plaintiffs' Counsel" means counsel for each of the Settling Plaintiffs, and each of their respective partners, associates, experts, agents, insurers, attorneys, advisors, successors and assigns;

                (1) "Released Securities Parties" means Released Defendants' Counsel, Released Plaintiffs' Counsel, the Settling Securities Plaintiffs, the Settling Securities Defendants, Schlumberger Limited, and each of their parents, subsidiaries or affiliates, and all of their respective present or former directors, officers, underwriters, fiduciaries, trustees, employees, agents, insurers, attorneys and advisors, and each of their successors, heirs, assigns, executors, personal representatives and immediate families;

                (m) "Settling Defendants" means the defendants in the Consolidated Securities Action, the defendants in the Derivative Actions, and the defendants in the ERISA Actions.

                (n) "Settling Derivative Defendants" means Michael A. O'Connor, William S. Goldberg, Melvyn N. Klein, Michael J. McGhan, Ted Collins, Jr., Robert R. Furgason, Rene J. Huck, Alvin V. Shoemaker, Victor E. Grijalva, Gordon T. Hall, I. Jon Brumley, Charles D. Erwin and Hanover;

                (o) "Settling Derivative Parties" means the Settling Derivative Plaintiffs and the Settling Derivative Defendants;

                (p) "Settling Derivative Plaintiffs" means the Derivative Plaintiffs;

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                (q)     "Settling ERISA Defendants" means Hanover, Michael J.
McGhan, William S. Goldberg, Chad C. Deaton, Michael A. O'Connor and all Hanover officers, directors or employees who may be deemed to be a fiduciary with respect to the Plan;

                (r) "Settling ERISA Parties" means the Plan, the Settling ERISA Plaintiffs and the Settling ERISA Defendants;

                (s) "Settling ERISA Plaintiffs" means the ERISA Plaintiffs and the Settling ERISA Plaintiff Class;

                (t) "Settling ERISA Plaintiff Class" means all current and former employees who are or were participants in the Plan and all persons who are or were beneficiaries of the Plan, and who at any time between the dates of May 4, 1999 and December 23, 2002 (the "ERISA Class Period"), purchased and/or held Hanover securities in their accounts in the Plan;

                (u) "Settling Parties" means the Settling Securities Parties, the Settling Derivative Parties and the Settling ERISA Parties;

                (v) "Settling Plaintiffs" means the Settling Securities Plaintiffs, the Settling Derivative Plaintiffs, and the Settling ERISA Plaintiffs;

                (w)     "Settling Securities Defendants" means Hanover, Michael
J. McGhan, William S. Goldberg, Michael A. O'Connor, Charles D. Erwin and GKH;

                (x) "Settling Securities Parties" means the Settling Securities Plaintiffs and the Settling Securities Defendants;

                (y) "Settling Securities Plaintiffs" means the Lead Plaintiffs Pirelli Armstrong Tire Corp. Retiree Medical Benefits Trust, Plumbers & Steamfitters Local 137 Pension Fund, O. Bryant Lewis, 720 Capital Management LLC and Specialists DPM and the Settling Securities Plaintiff Class;

                (z) "Settling Securities Plaintiff Class" means all persons or entities who purchased the equity or debt securities of Hanover or entities affiliated therewith (collectively, the "Hanover Securities"), between May 4, 1999 and December 23, 2002 (the "Class Period"). Excluded from the Settling Securities Plaintiff Class are those persons who were officers and/or directors of Hanover during the Class Period as well as the Settling Securities Defendants, members of their immediate families, their affiliates and those members of the Settling Securities Plaintiff Class that timely and validly exclude themselves from the Settling Securities Plaintiff Class. Also excluded from the Settling Securities Plaintiff Class are Schlumberger Limited and GKH and their subsidiaries.

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II.     SETTLEMENT TERMS FOR THE CONSOLIDATED SECURITIES ACTION

                (a) Securities Settlement Agreement. The Settling Securities Parties shall use all reasonable efforts, acting in good faith, to agree upon, execute, and move the Federal Court for preliminary approval of a mutually agreeable definitive settlement agreement and such other documentation as may be required in order to obtain final approval of the settlement of the claims that have been or could be asserted by the members of the Settling Securities Plaintiff Class against the Settling Securities Defendants (the "Securities Settlement") by the Federal Court within 45 days (45) of execution of this Memorandum (the "Securities Settlement Agreement"). The terms of the Securities Settlement Agreement shall be consistent with the terms of this Memorandum and shall provide:

                        (i) that the Settling Securities Defendants have denied, and continue to deny that they have liability as a result of any and all allegations contained in the Consolidated Securities Action and that they are entering into the Settlement in order to eliminate the burden, distraction, expense and uncertainty of further litigation;

                        (ii) that GKH has entered into the Securities Settlement and has agreed to contribute 2,495,000 shares of Hanover common stock to settle all potential liability it might have under the Securities Act of 1933 and has agreed to contribute an additional 5,000 shares of Hanover common stock to settle any and all remaining claims in the Actions;

                        (iii) for the creation, and presentation to the Federal Court for approval, of an appropriate form of notice, proof of claim, and related materials;

                        (iv) for the creation of the Securities Settlement Fund, pursuant to the terms of paragraph (c) below;

                        (v) for the implementation of the various corporate governance changes detailed in Exhibit A attached hereto, which changes were the subject of substantial negotiation by and among the Settling Parties and their counsel;

                        (vi) for the calculation and payment of allowable claims;

                        (vii) for the termination of the Consolidated Securities Action consistent with the terms set forth below;

                        (viii) for the release of claims against the Released Securities Parties, pursuant to the terms set forth below;

                        (ix) for the requirements and procedures for notice to members of the Settling Securities Plaintiff Class and requirements and procedures for the submission of proofs of claim, the calculation of allowable claims, the appropriate allocation among members of the Class, the plan of distribution, the submission of

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members of the Settling Securities Plaintiff Class to the jurisdiction of the
Federal Court for purposes of resolving disputed claims, and summary resolution, or disputed claims;

                        (x) for such other matters that are customarily included in stipulations governing the settlement of securities class actions; and

                        (xi) that the Settling Securities Plaintiffs expressly warrant that, in entering into the Settlement, they relied solely upon their own knowledge and investigation (to include the knowledge and investigation of counsel), and not upon any promise, representation, warranty, or other statement by the Settling Securities Defendants not expressly contained in this Memorandum or the Securities Settlement Agreement itself.

                (b) Released Claims. The Securities Settlement Agreement shall contain a full and general release to all Released Securities Parties, except as to those claims that have been or could be asserted by the Settling Securities Plaintiffs or members of the Settling Securities Plaintiff Class against PricewaterhouseCoopers LLP, including the claims asserted in the January 24, 2003 complaint captioned Plumbers & Steamfitters, Local 137 Pension Fund and John Petti v. PricewaterhouseCoopers, LLP, Case No. H-03-0300. The releases set forth in the Securities Settlement Agreement shall cover all claims both known and unknown (except as to those claims asserted against PricewaterhouseCoopers), with the Settling Securities Parties agreeing to waive the benefits of Section 1542 of the California Civil Code (or any law of any state or territory of the United States, or principle of common law that is similar, comparable or equivalent to Section 1542 of the California Civil Code) which provides:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                (c) Securities Settlement Fund. In full and final settlement of all claims asserted and all claims that could have been asserted against the Settling Securities Defendants in the Consolidated Securities Action, the Securities Settlement Agreement shall provide that the following contributions will be made to the Securities Settlement Fund.

                        (i) Cash. Hanover has deposited $29.5 (the "Securities Settlement Cash") into an escrow fund (the "Account"), with Lead Counsel acting as escrow agent on the terms set forth in an agreement between Hanover and Lead Counsel related thereto. Hanover shall also make an additional deposit equal to $3 million within 5 days of the earlier of: (A) a change of control; or (B) a shareholder approval of a change of control, if such event occurs prior to 12 months following the date of final Court approval of the Settlement.

                        (ii) Common Stock. GKH, Hanover, and Lead Plaintiffs' Counsel agree that Hanover, GKH, and Lead Plaintiff shall, consistent with the Securities

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Settlement Agreement, move the Federal Court to create a qualified settlement fund under Section 468B of the Internal Revenue Code or create such other vehicle as Hanover and the Settling Securities Plaintiffs may agree into which:
(A) Hanover shall contribute 2,500,000 shares of Hanover common stock (the "Hanover Contributed Stock"), which will be registered, exempt from registration under the Securities Act of 1933, or to be registered prior to their distribution by or pursuant to the Securities Settlement Agreement to be distributed to a transfer agent to be distributed to the Securities Plaintiff Class with Hanover and Lead Plaintiffs' Counsel cooperating to take such actions as are necessary to comply with the rules of the New York Stock Exchange; and
(B) GKH shall contribute 2,500,000 shares of Hanover common stock (the "GKH Contributed Stock"), which are registered, exempt from registration under the Securities Act of 1933, or to be registered prior to their distribution, by or pursuant to the Securities Settlement Agreement, to be distributed to a transfer agent to be distributed to the Settling Securities Plaintiff Class, with Hanover and Lead Plaintiffs' Counsel cooperating to take such actions as are necessary to comply with the rules of the New York Stock Exchange. The GKH Contributed Stock and the Hanover Contributed Stock are referred to collectively as the "Securities Settlement Stock."

                        (iii) Note. Hanover shall issue a note (the "Note") after the Effective Date of the settlement in a Principal Amount of $6,665,000.00.

                        B. The Maturity Date of the Note shall be March 31, 2007. On the Maturity Date, the Principal Amount together with accrued interest shall be payable at an effective annual yield of 5% computed from the date of approval of the Settlement by the Federal Court, provided, however, that if a change of control occurs prior to March 1, 2007 and: (A) the change of control results in Hanover's common stock being acquired for $12.25 or more then the
Note is extinguished; or (B) the change of control results in Hanover's common stock being acquired for less than $12.25 then the Principal Amount together with any interest that has accumulated shall be due and payable 30 days following the change in control but not earlier than the Effective Date of the Securities Settlement.

                        C. If at any time after the earlier of: (A) March 31, 2004 and (B) the first distribution to the Settling Securities Plaintiffs from the settlement fund and prior to the Maturity Date, the average of the closing price of Hanover common stock equals or exceeds $12.25 for any 15 consecutive trading days, the obligation to perform on the Note is extinguished.

                        D. The Note shall be an unsecured note and shall not be subordinated to any other unsecured obligations.

                        E. The Note shall be non-transferable, indivisible, and non-assignable by the Settling Securities Plaintiff Class.

                (d) Costs. All claims of the Settling Securities Plaintiff Class against the Settling Securities Defendants in the Consolidated Securities Action, all fees of counsel to the Settling Securities Plaintiff Class, and all other administrative or other

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approved expenses of the Settlement, including all notice expenses and escrow costs, shall be paid from the Securities Settlement Cash. An amount of cash, not to exceed $100,000 shall be made available out of the Securities Settlement Cash to the Lead Plaintiffs' Counsel for purposes of defraying the actual cost of notice to the Settling Securities Plaintiff Class.

                (e) Supplemental Securities Settlement Agreement. The Settling Securities Parties will execute a mutually agreeable definitive Supplemental Settlement Agreement to be executed within 5 days of execution of a Stipulation of Settlement (the "Supplemental Securities Settlement Agreement"). The Supplemental Securities Settlement Agreement will provide for the termination of the Securities Settlement and the Securities Settlement Agreement at the sole election of defendant Hanover in the exercise of its absolute discretion, in the event that, after the execution of the Securities Settlement Agreement, a certain number of the members of the Settling Securities Plaintiff Class owning a specified amount of Hanover securities during the Class Period deliver timely or otherwise valid requests for exclusion from the Class or initiate actions or assert claims against one or more of the Settling Securities Defendants based in whole or in part, on the released claims set forth in paragraph 2(b) above. The Supplemental Securities Settlement Agreement shall be held strictly confidential by the Settling Securities Parties and not publicly disclosed or filed with the Federal Court (except required by law or as the Federal Court may order, or, as is necessary to obtain enforcement or judicial construction thereof (in which case it shall be filed under seal)).

                (f) Attorneys' Fees. Counsel for Settling Securities Plaintiff Class may apply to the Federal Court for an award of attorneys' fees and reimbursement of all expenses incurred on behalf of the Securities Plaintiffs Class. Such fees and expenses and interest shall be payable solely out of the Securities Settlement Fund and shall be deducted from the Securities Settlement Fund prior to the distribution to the members of the Settling Securities Plaintiff Class following entry of an order by the Federal Court approving any fees and expenses to Settling Securities Plaintiffs' counsel. Lead Plaintiffs' Counsel may withdraw from the escrow account and allocate amongst counsel for the Securities Plaintiffs the fees and expenses so awarded; provided, however, that in the event that the order approving the fee and expense award is reversed or modified on appeal, and in the event that Plaintiffs' counsel has received payment, such counsel shall, within five (5) business days of the date which the fee and expense award is modified or reversed, refund to the Escrow Account the fees and expenses previously received by them in full or in any amount consistent with such reversal or modification, plus the interest earned thereon through the date of such refund. If a refund of settlement stock is required, either the stock or the proceeds derived therefrom, if previously sold, shall be returned, provided that Lead Plaintiffs' Counsel shall refund within 10 business days of any modification or reversal of a fee or expense award, any fees and expenses and stock (or proceeds) discussed above, which is not refunded by Plaintiffs' counsel as directed above.

                (g) Conditions to Securities Settlement. If any of the conditions set forth in this paragraph are not met and the Settling Securities Parties choose not to proceed with the Securities Settlement, the Securities Settlement shall be null and void

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and of no force and effect and: (A) the Securities Settlement Cash, together with any interest therein, net of any actual costs incurred for notice expenses, will be returned to Hanover; (B) the Securities Settlement Stock (or the proceeds from any sale of such stock) will be returned to Hanover and GKH consistent with their contributions to the Settlement Fund; and (C) the Note will be extinguished. The consummation of the Securities Settlement contemplated herein is subject to:

                        (i) the drafting and execution of a Securities Settlement Agreement and the Supplemental Securities Settlement Agreement that is acceptable to the Settling Securities Parties and of such pleadings and notices as may be required to obtain the Federal Court's approval of the Settlement;

                        (ii) the funding of the Securities Settlement Fund as provided above;

                        (iii) the implementation of the corporate governance provisions as provided for in Exhibit A attached hereto;

                        (iv) preliminary approval by the Federal Court of the Settlement;

                        (v) certification of the Settling Securities Plaintiff Class for settlement purposes only by the Court;

                        (vi) Hanover's determination not to exercise its termination rights, if any, under the Supplemental Securities Settlement Agreement;

                        (vii) final approval by the Federal Court of the Securities Settlement, except with respect to attorneys' fees requested by counsel to the Settling Securities Plaintiff Class or as to the plan of allocation; and

                        (viii) a final judgment, which means a judgment entered by the Federal Court, approving the Securities Settlement and dismissing all claims that have been or could have been brought in the Consolidated Securities Action as against the Settling Securities Defendants with prejudice and without costs to any party, that has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise.

III.    SETTLEMENT TERMS FOR SHAREHOLDER DERIVATIVE ACTIONS

                (a) Derivative Settlement Agreement. The Settling Derivative Parties shall use reasonable efforts, acting in good faith, to agree upon, execute, submit to the Federal Court, and move the Federal Court for preliminary approval of a mutually agreeable definitive settlement agreement (and such other documentation as may be required in order to obtain final approval of the settlement of the claims that have been or could be asserted in the Derivative Actions (the "Derivative Settlement") by the Federal Court within 45 days of execution of this Memorandum (the "Derivative Settlement

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Agreement"). The terms of the Derivative Settlement Agreement shall be consistent with the terms of this Memorandum and shall provide:

                        (i) that the Settling Derivative Defendants have denied, and continue to deny, any and all allegations contained in the Derivative Actions and that they are entering into the Settlement in order to eliminate the burden, expense, distraction and uncertainties of further litigation;

                        (ii) for the release of claims against the Released Derivative Parties, pursuant to the terms set forth below;

                        (iii) that the Settling Derivative Plaintiffs expressly warrant that, in entering into the Derivative Settlement, they relied solely upon their own knowledge and investigation (to include the knowledge and investigation of counsel), and not upon any promise, representation, warranty, or other statement by the Settling Derivative Defendants not expressly contained in this Memorandum or the Derivative Settlement Agreement itself; and

                        (iv) that in full and final settlement of all claims asserted or referred to in the Derivative Action, and all claims that have been and could be asserted against the Settling Derivative Defendants in the Derivative Actions, the Settling Derivative Parties agree to the following:

                                A.      that the Board of Directors of Hanover
adopt by resolution, or other means as appropriate, the changes regarding corporate governance as set forth in Exhibit A to the Memorandum;

                                B.      that counsel for plaintiffs in the
Settling Derivative Actions were a material participant in the settlement negotiations and the Settling Derivative Actions were a substantial factor in obtaining the following benefits for the Company:

                                        1.      Payment of at least $28 million
by Defendants' D&O Insurers into the Securities Settlement Fund;

                                        2.      Contribution of 2,500,000 shares
of Hanover common stock by GKH as provided for in paragraph 2(a)(iii), above;

                                        3.      Substantial corporate governance
enhancements, including the appointment of additional independent directors and the regular rotation of Hanover's outside audit firm, as detailed in Exhibit A attached hereto.

                (b) Hanover agrees to pay, upon Court Approval of the Derivative Settlement, a fee and expense award to counsel for the Derivative Plaintiffs of 75,000 shares of Hanover common stock to be paid from the Hanover Contributed Stock, and $775,000, of which $75,000 will be allocated and paid to counsel in the derivative action, Koch v. O'Connor, et al., in exchange for the printing and mailing of appropriate court-directed individual notice to the shareholders of Hanover entitled to receive such notice,

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as well as any other required or appropriate notice to be made by publication or otherwise, and of which $300,000 shall be allocated and paid to THE BRUALDI LAW FIRM.

                (c) For such other matters that are customarily included in stipulations governing the settlement of derivative actions.

                (d) Released Claims. The Derivative Settlement shall contain a full and general release as to all Released Derivative Parties. The releases set forth in the Derivative Settlement Agreement shall cover all claims both known and unknown, with the Settling Derivative Parties agreeing to waive the benefits of Section 1542 of the California Civil Code (or by any law of any state or territory of the United States or principle of common law that is similar, comparable or equivalent to Section 1542 of the California Civil Code) which provides:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                (e) Notice Costs. Plaintiffs' counsel in the Settling Derivative Actions shall be responsible for funding and administering appropriate court-directed individual notice to the shareholders of Hanover entitled to receive such notice, as well as any other required or appropriate notice to be made by publication or otherwise.

                (f) Conditions to Settlement. This Derivative Settlement shall be null and void and of no force and effect should any of these conditions not be met. The consummation of the Derivative Settlement contemplated herein is subject to:

                        (i) the drafting and execution of a Derivative Settlement Agreement that is acceptable to all parties hereto and of such pleadings and notices as may be required to obtain the Federal Court approval of the Derivative Settlement;

                        (ii)    preliminary approval by the Federal Court;

                        (iii)   final approval by the Federal Court;

                        (iv) a final judgment, which means a judgment entered by the Federal Court, approving the Derivative Settlement and dismissing all the claims that have been or could be asserted in the Derivative Actions as against the Settling Derivative Defendants with prejudice and without costs to any party, that has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise;

                        (v) the payment of the fee and expense award to counsel for the Derivative Plaintiffs; and

                        (vi) dismissal with prejudice of the Settling State Derivative Action without additional consideration.

IV.     SETTLEMENT TERMS FOR THE ERISA ACTIONS

                (a) ERISA Settlement Agreement. The Settling ERISA Parties shall use all reasonable efforts, acting in good faith, to agree upon, execute, and move the Federal Court for preliminary approval of a mutually agreeable definitive Settlement Agreement (and such other documentation as may be required in order to obtain final approval of the settlement of the claims that have been or could be asserted in the ERISA Actions (the "ERISA Settlement") within 45 days of execution of this Memorandum (the "ERISA Settlement Agreement"). The terms of the ERISA Settlement Agreement shall be consistent with the terms of this Memorandum and shall provide:

                        (i) that the Settling ERISA Defendants have denied, and continue to deny that they have liability as a result of any and all allegations contained in the ERISA Actions and that they are entering into the Settlement in order to eliminate the burden, expense, distraction and uncertainties of further litigation;

                        (ii) for the creation of a settlement fund in the amount of $1.775 million in cash (the "ERISA Settlement Fund"). The ERISA Settlement Fund shall be funded by withdrawing cash from the Securities Settlement Fund;

                        (iii) for the release of claims against the Released ERISA Parties pursuant to the terms set forth below;

                        (iv) that the Settling ERISA Plaintiffs expressly warrant that, in entering into the Settlement, they relied solely upon their own knowledge and investigation (to include the knowledge and investigation of counsel), and not upon any promise, representation, warranty, or other statement by the Settling ERISA Defendants not expressly contained in this Memorandum or the ERISA Settlement Agreement itself;

                        (v) for such other matters that are customarily included in stipulations governing the settlement of ERISA actions.

                (b) Class Certification. Solely for purposes of settlement and dismissal of the ERISA Actions, the Settling ERISA Parties shall seek certification of the Settling ERISA Plaintiff Class by the Federal Court.

                (c) Relief to Plan. The ERISA Settlement contemplated herein shall be a settlement both of the claims made on a class action basis and a settlement of the claims made on behalf of the Plan. It is contemplated that the Plan, acting through its trustee(s) or other named fiduciaries, will be the immediate recipient of the ERISA Settlement Fund (after deducting these from awarded fees and costs) following consummation of the ERISA Settlement, and that the Plan will, without charge to the Plan participants, distribute the same to the individual accounts of Plan Participants in a manner to be agreed by the Settling ERISA Parties.

                (d) Claim by Plan In Securities Class Action. The Plan, acting through its trustee(s) or other named fiduciaries, shall have a right to make a claim in the Consolidated Securities Action for recovery, through the Securities Settlement Fund, on behalf of the Plan (and through the Plan on behalf of each Plan participant), with respect to each share of Hanover common stock (or other security) purchased in or by the Plan during the Class Period. This claim is in addition to the ERISA Settlement Fund, and it shall not be reduced by or on account of the ERISA Settlement Fund. Distributions of funds to members of the ERISA Plaintiff Class and/or Securities Plaintiff Class shall be as specified in the Plan of Distribution.

                (e) Released Claims. The ERISA Settlement Agreement shall contain a full and general release of all Released ERISA Parties. The release shall cover any and all rights, demands, causes of action, suits, matters, and issues that have been, might have been or could be asserted against the Released ERISA Parties in the ERISA Actions by or on behalf of the Settling ERISA Plaintiffs, any past or present participant or beneficiary of the Plan, or the Plan itself, in any court of competent jurisdiction, including, but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of state or federal statutes, rules or regulations and any unknown claims, arising out of or related, directly or indirectly, in any way, to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the ERISA Actions, provided, however, that the releases shall be limited to matters pertaining to the Plan that were or could have been prosecuted on a Plan-wide or Class-wide basis. The releases set forth in the ERISA Settlement Agreement shall cover all claims both known and unknown, with the Settling ERISA Parties agreeing to waive the benefits of Section 1542 of the California Civil Code (or by any law or any state or territory of the United States or principle of common law that is similar, comparable or equivalent to Section 1542 of the California Civil Code) which provides:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                (f) Structural and Equitable Relief. The Plan shall provide that each Plan Participant shall have the right to direct the investment of his or her Employer Contribution, upon the vesting thereof, in the same manner and among the same investment alternatives as are available for the investment of employee contributions to the Plan (provided, however, that the Employer Contributions may continue to be made in the form of Company stock).

                (g) Attorneys' Fees. Counsel for Settling ERISA Plaintiffs may apply to the Court for an award of attorneys' fees and reimbursement of all expenses incurred herein. Such fees and expenses and interest shall be payable solely out of the ERISA Settlement Fund and shall be deducted from the ERISA Settlement Fund prior to the distribution thereof to the Plan. Following entry of any order by the Federal Court approving any fees and expenses to Settling ERISA Plaintiffs' counsel, counsel for Settling ERISA Plaintiffs may withdraw from the escrow account and allocate amongst counsel for the Settling ERISA Plaintiffs the fees and expenses so awarded, provided, however that in the event that the order approving the fee and expense award is reversed or modified on appeal, and in the event that Plaintiffs' counsel has received payment, such counsel shall, within five (5) business days of the date which the fee and expense award is modified or reversed, refund to the Escrow Account the fees and expenses previously received by them in full or in any amount consistent with such reversal or modification, plus the interest earned thereon through the date of such refund. If a refund of settlement stock is required, either the stock or the proceeds derived therefrom, if previously sold, shall be returned, provided that Counsel for Settling ERISA Plaintiffs shall refund within 10 business days of any modification or reversal of a fee or expense award, any fee and expense and stock (or proceeds) discussed above, which is not refunded by Plaintiffs' counsel as directed above.

                (h)     Award to Named Plaintiff. The named plaintiff in Kirkley
v. Hanover, et al., Case No. H-03-1155 will submit to the Federal Court an application for an award, in recognition of his services, not to exceed $2,500.00. Such award, if approved, shall be paid from the ERISA Settlement Fund prior to distribution thereof to the Plan.

                (i) Notice Issues. The Plan shall be responsible for providing notice to members of the Settling ERISA Plaintiff Class appropriate court-directed notice, as well as any other required or appropriate notice to be made by publication or otherwise.

                (j) Conditions to the ERISA Settlement. This ERISA Settlement shall be null and void and of no force and effect should any of these conditions not be met. The consummation of the ERISA Settlement contemplated herein is subject to:

                        (i) that in full and final settlement of all claims asserted or referred to in the ERISA Actions, and all claims that have been and could be asserted against the Settling ERISA Defendants in the ERISA Actions, the Settling ERISA Parties agree to the following:

                                A.      the creation and funding of the ERISA
Settlement Fund as provided above;

                                B.      the implementation of the structural and
equitable relief provided above;

                        (ii) the drafting and execution of an ERISA Settlement Agreement that is acceptable to Settling ERISA Parties hereto and of such pleadings and notices as may be required to obtain the Federal Court's approval of the Settlement;

                        (iii)   preliminary approval by the Federal Court;

                        (iv)    final approval by the Federal Court;

                        (v) a final judgment, which means a judgment entered by the Federal Court, approving the ERISA Settlement and dismissing all claims that have been or could have been brought in the ERISA Actions as against the Settling ERISA Defendants with prejudice and without costs to any party, that has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise; and

V.      OTHER TERMS

                (a) Stock Splits, Stock Dividends and Reverse Stock Splits. The total number of shares to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, stock dividends or reverse stock splits. The per share prices detailed herein shall be adjusted to account for stock splits, stock dividends, mergers, recapitalizations, reorganizations or other corporate transactions involving Hanover.

                (b) Costs. All costs, including those of Hanover's transfer agent, incurred in issuing and distributing any Settlement Stock to the recipients shall be borne by Hanover.

                (c) Rights With Respect to the Settlement Stock. In order that the Settlement Stock may be distributed to and be fully and freely traded by the recipients without any restrictions, ten (10) days before the hearing date for final approval of the Securities Settlement, Hanover shall provide Lead Plaintiffs' Counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock will be issued in compliance with the registration requirements of Section 5 of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock is fully tradeable without any restriction after distribution (except that affiliates of Hanover may be required to sell in accordance with Rule 144 promulgated under the Act); and (c) that such shares are otherwise fully paid, non-assessable and free from all liens and encumbrances.

                (d) Bar Order. The Settlement Stipulation in each of the Actions shall limit the ability of any non-settling person, including PricewaterhouseCoopers, to sue, seek indemnification from or otherwise seek contribution from any of the Settling Parties and shall provide for such other limitations as are appropriate under and consistent with the provisions of the Private Securities Litigation Reform Act. In addition, the Settlement Stipulation in each of the Actions shall limit the ability of any of the Settling Parties and/or Released Parties from suing, seeking indemnification from or seeking contribution from any of the other Settling Parties and/or Released Parties with respect to any matter relating to, arising from, or in any way connected to the Settlement.

                (e) Press Release. Settling Plaintiffs and Hanover agreed to consult with each other prior to issuing their initial public announcement or public statement concerning the Settlement.

VI.     CONDITIONS TO SETTLEMENT

                (a) Bank Approval: Hanover's obligation to conclude the Settlement is specifically conditioned on obtaining any necessary approval from its banks or other lenders, which it shall seek in good faith.

                (b) Performance By Third Parties: Hanover's obligation to consummate the Settlement is specifically conditioned on (1) Hanover's directors and officers insurance carriers providing the funding that each have agreed to perform through separate agreements with Hanover; and (2) GKH's performance under this Memorandum and under a separate agreement between GKH and Hanover; provided, however, that at Hanover's sole election it may waive the performance of any or all of the above parties and consummate the Settlement on the terms set forth in this Memorandum. GKH's obligation to consummate the Settlement is conditioned on Hanover's performance under the Settlement, whose terms are to be consistent with this Memorandum, including, if applicable, Hanover's performance in lieu of directors and officers insurance carrier.

                (c) Cross-Contingency: Hanover may, in its sole discretion, terminate any or all of the (1) Securities Settlement Agreement, (2) Derivative Settlement Agreement, and (3) ERISA Settlement Agreement, in the event that the Federal Court does not approve the settlement of all of such Actions; provided, however, that nothing herein shall inhibit Hanover from consummating the settlement of any of the Actions despite the disapproval of the settlement of any other Actions.

                (d) Specific Performance: The Settling Parties acknowledge that the failure to complete the Settlement under the terms of this Memorandum will result in irreparable harm that cannot be adequately compensated through money damages and that each therefore agrees that specific performance is the appropriate remedy for breach of this Memorandum, provided, however, that only the Settling Plaintiffs, Hanover and GKH may seek relief under this section.

                (e) Confirmatory Discovery. Following execution of the Memorandum, the Settling Plaintiffs and Settling Defendants will conduct such additional reasonable discovery, which will be completed within 45 days from execution of the Memorandum, as the Parties agree is necessary and appropriate to confirm the fairness, reasonableness and adequacy of the terms of the Settlement; provided, however, that such confirmatory discovery period may be extended by agreement of the Settling Parties if such extension is necessary to ensure that the Settlement is fair, reasonable and adequate.

VII.    GENERAL TERMS

                (a) Further Documentation. The Settling Securities Parties, the Settling Derivative Parties and the Settling ERISA Parties acknowledge that this Memorandum does not set forth all of the substantive terms necessary and appropriate for a complete and final Settlement of the Consolidated Securities Action or the Derivative and ERISA Actions, and undertake to work in good faith to memorialize such terms, which shall be embodied in the Securities Settlement Agreement, the Derivative Settlement Agreement and/or the ERISA Settlement Agreement.

                (b) Amendments. This Memorandum and all documents executed pursuant hereto and thereto, shall constitute a legally binding and enforceable obligation on the part of each of the parties hereto and their successors-in-interest, subject only to their terms and conditions set forth herein and therein. This Memorandum may be amended only by a written instrument signed by each of the respective parties hereto, or their counsel acting on their behalf.

                (c) Entire Agreement. This Memorandum and all documents executed pursuant hereto and thereto, constitute the entire agreement between the parties with respect to the matters discussed herein and supersedes any and all prior negotiations, discussions, agreements or undertakings, whether oral or written, with respect to such matters. This Memorandum shall be deemed drafted equally by all parties hereto.

                (d) Counterparts. This Memorandum may be executed in counterparts by any of the signatories hereto, and as so executed shall constitute one agreement.

/s/ Kevin T. Abikoff                    Date:  10/13/03
------------------------------
Kevin T. Abikoff
HUGHES HUBBARD & REED LLP
1775 I Street, N.W.
Washington, D.C.  20006-2401
Telephone:  202-721-4600
Facsimile:  202-721-4646

Counsel for Defendant Hanover Compressor
Corporation and Chad Deaton

/s/ Darren J. Robbins                   Date:  10/13/03
------------------------------
Darren J. Robbins
Randall Steinmeyer
Amber L. Eck
MILBERG WEISS BERSHAD HYNES & LERACH LLP
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619-231-1058
Facsimile:  619-231-7423

Counsel for Settling Securities Plaintiffs and
Lead Plaintiffs Pirelli Armstrong Tire,
Retiree Medical Benefits Trust, Plumbers &
Steamfitters, Local 137 Pension Fund,
O. Bryant Lewis, 720 Capital Management,
LLC and Specialists DPM

/s/ Richard B. Brualdi                  Date:  9/25/03
------------------------------
Richard B. Brualdi
Kevin T. O'Brien
THE BRUALDI LAW FIRM
29 Broadway, Suite 1515
New York, New York 10006
Telephone: 212-952-0602
Facsimile: 212-785-1618

Counsel for Settling Derivative Plaintiff
Harbor Finance Partners

/s/ Paul T. Warner                      Date:  10/2/03
------------------------------
Paul T. Warner
REICH & BINSTOCK
4265 San Felipe, Suite 1000
Houston, TX 77027
Telephone: 713-622-7271
Facsimile: 713-623-8724

Counsel for Settling Derivative Plaintiffs
Roger Koch, Henry Carranza and William
Steves

/s/ David M. Goldstein                  Date:  9/26/03
------------------------------
David M. Goldstein
MARICIC & GOLDSTEIN, LLP
10535 Foothill Blvd., Suite 300
Rancho Cucamongo, CA  91729
Telephone:  909-945-9549
Facsimile:  909-980-5525

Counsel for Settling Derivative Plaintiff
William Steves

/s/ Neil Rothstein                      Date:  10/2/03
------------------------------
Neil Rothstein
SCOTT & SCOTT, LLC
P.O. Box 192
108 Norwich Avenue
Colchester, CT 06415
Telephone:  1-800-404-7770
Facsimile:  1-860-537-4432

Counsel for Settling Derivative
Plaintiff Henry Carranza

/s/ Brian J. Robbins                    Date:  10/2/03
------------------------------
Brian J. Robbins
ROBBINS UMEDA & FINK, LLP
1010 Second Avenue, Suite 2360
San Diego, CA 92101
Telephone: 619-525-3990
Facsimile: 619-525-3991

Counsel for Settling Derivative Plaintiff
Roger Koch

/s/ Robert Schubert                     Date:  10/3/03
------------------------------
Robert Schubert
SCHUBERT & REED LLP
Two Embarcadero Center
Suite 1660
San Francisco, CA  94111
Telephone:  415-788-4220
Facsimile:  415-788-0161

Counsel for Settling Derivative Plaintiffs
John B. Hensley, Jr.

/s/ John G. Emerson                     Date:  9/27/03
------------------------------
John G. Emerson
Scott E. Poynter
EMERSON POYNTER LLP
1509 Louisiana, Suites C & D
Little Rock, AR 72202-5094
Telephone: 501-907-2555
Facsimile: 501-907-2556

Counsel for Settling Derivative Plaintiff
Coffelt Family LLC

/s/ James Baskin                        Date:  9/29/03
------------------------------
James Baskin
BASKIN LAW FIRM
300 W. 6th Street, Suite 1950
Austin, TX  78701
Telephone:  512-381-6300
Facsimile:  512-322-9280

Counsel for Settling ERISA Plaintiff
Henry Duncan Kirkley

/s/ Thomas Bilek                        Date:  9/1/03
------------------------------
Thomas Bilek
HOEFFNER & BILEK, L.L.P.
440 Louisiana Ste., 720
Houston, TX  77002
Telephone:  713-227-7720
Facsimile:  713-227-9404

Counsel for Settling ERISA Plaintiffs
Ann Angleopoulos and Joyce Freeman

/s/ Andrew Barroway                     Date:  9/1//03
------------------------------
Andrew L. Barroway
Robert B. Weiser
Eric L. Zager
SCHIFFRIN & BARROWAY
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA  19004
Telephone:  610-667-7706
Facsimile:  610-667-7056

Counsel for Settling ERISA Plaintiff
Ann Angleopoulos

/s/ Evan Smith                          Date:  9/3/03
------------------------------
Evan Smith
BRODSKY & SMITH, LLC
240 Mineola Boulevard
Mineola, New York 11501
Telephone: 516-741-4977
Facsimile: 610-667-9029

Counsel for Settling ERISA Plaintiff
Joyce Freeman

/s/ Pamela G. Smith                     Date:  10/7/03
------------------------------
Pamela G. Smith
David H Kistenbroker
KATTEN MUCHIN ZAVIS &
ROSENMAN
525 West Monroe, Suite 1600
Chicago, IL 60661-3693
Telephone: 312-902-5200
Facsimile: 312-577-4770

Counsel for Defendant William S. Goldberg

/s/ Edward B. Horahan                   Date:  9/25/03
------------------------------
Edward B. Horahan, III
DECHERT LLP
1775 I Street, N.W.
Washington, DC 20006-2401
Telephone:  202-261-3300
Facsimile:  202-261-3333

Counsel for Defendant Charles D. Erwin

/s/ Eric. J.R. Nichols                  Date:  10/11/03
------------------------------
Eric J.R. Nichols
BECK REDDEN & SECREST
One Houston Center
1221 McKinney St., Suite 4500
Houston, TX 77010-2010
Telephone:  713-951-3701
Facsimile:  713-951-3720

Counsel for Defendant Michael J. McGhan

/s/ Craig Smyser                        Date:  9/24/03
------------------------------
Craig Smyser
SMYSER KAPLAN & VESELKA, L.L.P.
Bank of America Center
700 Louisiana Street, Suite 2300
Houston, TX 77002
Telephone:  713-221-2300
Facsimile:  713-221-2320

Counsel for Defendants Melvyn N. Klein,
Ted Collins, Jr., Robert R. Furgason,
Rene J. Huck and Alvin V. Shoemaker

/s/ Harvey G. Brown, Jr.                Date:  10/3/03
------------------------------
Harvey G. Brown, Jr.
THE WRIGHT LAW FIRM
Three Riverway, Suite 1660
Houston, TX 77057
Telephone: 713-572-4321
Facsimile: 713-572-4320

Counsel for Defendant
Michael A. O'Connor

/s/ Steven J. Rothschild                Date:  9/25/03
------------------------------
Steven J. Rothschild
SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
One Rodney Square
Wilmington, DE 19801
Telephone: 302-651-3000
Facsimile: 302-651-3001

Counsel for Defendants Victor E. Grijalva,
Gordon T. Hall and I. Jon Brumley

/s/ Richard A. Rosen                    Date:  9/27/03
------------------------------
Richard A. Rosen
PAUL, WEISS, RIFKIND, WHARTON &
GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone:  212-373-3000
Facsimile:  212-757-3990

Counsel for GKH

                               HANOVER COMPRESSOR
                   CORPORATE GOVERNANCE SETTLEMENT TERM SHEET

Within 30 days following entry of an order approving the settlement of the Action, the Company's Board of Directors will adopt resolutions or amendments to the Company's By-Laws or Articles of Incorporation to ensure adherence to the following Corporate Governance Policies; provided, however, that with respect to any policy affecting the composition of the Board of Directors, the Company, at its sole election, may elect to make any required change through a vote of shareholders at the annual meeting following the next election of directors after the entry of the final order approving settlement; provided further that if any such election is not at least 45 days after the approval of the final settlement then such changes may be deferred until the next annual election of directors. The Company agrees that the governance provisions included herein will remain in effect for five years or such earlier time as there is a Change in Control of the Company (as defined in the Company's 2003 Stock and Incentive
Plan); provided, however, that any proposed guideline can be altered or removed if the Board, in good faith and upon the advice of counsel, and after consultation with Plaintiffs' settlement counsel, who agrees to act reasonably and in good faith, determines that such guideline conflicts with or is substantially redundant with any law, regulation or rule (including rules of the New York Stock Exchange or other exchange or quotation system on which the Company's stock is listed or traded (collectively, herein, "NYSE")), or conflicts with or is substantially redundant with any amendment to the Company's articles of incorporation approved by the Company's shareholders.

I.      BOARD OF DIRECTORS

        A.      Director Independence:

                . Every director standing for election shall stand for a one-year term.

                . No person who has reached the age of 72 shall be eligible for election or re-election as a director of the Company.

                . At least a majority of the Board, including the Chairman of the Board, shall be "independent directors," as defined below; provided, however, that within 12 months two-thirds of the Board shall be "independent directors" as defined below.

                . To be deemed "independent" in any calendar year, a director would have to satisfy the following qualifications:

                        (a) has not been employed as an elected officer of the Company or its subsidiaries or affiliates (defined for purposes of this settlement term sheet as any individual or business entity that owns at least

                                12.5% of the securities of the Company having ordinary voting power) within the last five calendar years;

                        (b) has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as, (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company's senior management; or (ii) a significant customer or supplier of the Company; provided, however, that any director who is a current member of the Board at the time that this MOU is executed and within the last three years has retired from an entity that would otherwise fit the definition included in (i) or
                                (ii) of this paragraph shall not be rendered non-independent by virtue of remuneration he or she received prior to joining the Board of the Company;

                        (c) has no personal services contract(s) with the Company, or any member of the Company's senior management;

                        (d) is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

                        (e) during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

                        (f) is not employed by a public company at which an executive officer of the Company serves as a director,

                        (g) has not had any of the relationships described in subsections (a)-(f) above, with any affiliate of the Company;

                        (h) is not a member of the immediate family of any person described in subsections (a)-(g) above; and

                        (i) a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the lesser of $5 million, or five percent (5%) of the gross revenues of the entity; and (ii) did not directly result in a material; increase in the compensation received by the director from that entity.

                . The Company shall adopt share ownerships guidelines for its directors that are designed to align the interests of the Board with those of shareholders, taking into account that share ownerships requirements must ensure that Board members have a sufficient stake in the Company to share in the financial fortunes of shareholders while also considering the appropriate financial planning and needs of individual directors. At least 50% of directors' annual fees shall be paid in stock, provided that this amount may be reduced by any restricted stock award granted to a director.

                . The Board shall hold an executive session at least twice each year at which employee directors are not present.

        B. The Nominating Committee, the Compensation Committee and the Audit Committee of the Board of Directors shall each be composed entirely of independent directors.

        C. The offices of Chairman of the Board and Chief Executive Officer shall be held by separate individuals; provided, however, that if in the future the Chairman of the Board is not-independent then a Lead Director who is independent shall be chosen (as noted below) and under such circumstances the Chairman of the Board and Chief Executive Officer may be held by the same individual.

        D. The Compensation Committee shall recommend for review by the Board annual and long-term performance goals for the Chief Executive Officer and evaluate his performance against such goals and other relevant factors such as the performance of the Company's peer companies.

        E. During its consideration of the compensation of the Chief Executive Officer, the Compensation Committee shall meet in executive session, without the Chief Executive Officer.

        F. The Board's Committees shall have standing authorization, on their own decision, to retain legal and/or other advisors of their choice, which advisors shall report directly to the Committee and whose reasonable fees and expenses shall be paid by the Company.

        G. The Board of Directors shall adopt a resolution setting forth the following compensation principles:

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                        (a)     Compensation arrangements shall emphasize pay
                                for performance and encourage retention of those employees who enhance the Company's performance;

                        (b) Compensation arrangements shall promote ownership of the Company stock to align the interests of management and stockholders;

                        (c) Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;

                        (d) In approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration;

                        (e) Cash incentive compensation plans for senior executives shall link pay to achievement of financial goals set in advance by the Compensation Committee;

                        (f) The Nominating and Corporate Governance Committee shall review annually the compensation of directors.

        H. The Board of Directors shall adopt a resolution broadening the mandate of the Nomination Committee to make it the Nominating and Corporate Governance Committee, which Committee's functions shall include:

                        (a) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, the Lead Director (if the Lead Director is not also the Chairman of the Board) and the Chief Executive Officer, shall be responsible for periodic review and interpretation of the Company's Corporate Governance Policies and the Nominating and Corporate Governance Committee Guidelines, as well as consideration of other corporate governance issues that may, from time to time, merit consideration by the entire Board;

                        (b) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, the Lead Director (if the Lead Director is not also the Chairman of the Board) and the Chief Executive Officer, shall consider and make recommendations to the Board concerning the appropriate size and needs of the Board;

                        (c) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, the Lead Director (if the Lead Director is not also the Chairman of the Board) and the Chief Executive Officer, shall consider candidates to fill vacant

                                Board positions. Candidates shall be selected for their character, judgment, business experience, time commitment, and acumen. Final approval of a candidate shall be determined by the full Board;

                        (d) The Board shall establish performance criteria for itself and evaluate itself and individual members on a regular basis. Board evaluation shall include an assessment of whether the Board has the necessary diversity of skills, backgrounds, experiences, etc., to meet the Company's ongoing needs. Individual director evaluations shall include high standards for in-person attendance at Board and committee meetings and consideration of absences; and

                        (e) The Nominating and Corporate Governance Committee shall consider policies relating to the Board and directors, including committee structure and size, share ownership, and retirement and resignation.

        I. The Board shall designate an independent director to act in a lead capacity to coordinate the other independent directors, as described below. The Lead Director may also serve as Chairman of the Board. The Lead Independent Director is responsible for coordinating the activities of the independent directors. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director's role), the specific responsibilities of the Lead Independent Director are to advise the Chairman of the Board (if the Lead Director is not also the Chairman of the Board) or to undertake the following:

                        (a) determine an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company's operations;

                        (b) prepare agendas for the Board and Committee meetings;

                        (c) assess the quality, quantity, and timeliness of the flow of information from the Company's management that is necessary for the independent directors to effectively and responsibly perform their duties, and although the Company's management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

                        (d) direct the retention of consultants who report directly to the Board;

                        (e) ensure that the Governance Committee oversees compliance with and implementation of the Corporate Governance Policies and ensures that the Chairman of the Governance Committee oversees the process to recommend revisions to the Corporate Governance Policies;

                        (f) coordinate, develop the agenda for, and moderate executive sessions of the Board's independent directors, and act as principal liaison between the independent directors and the Chairman of the Board and/or Chief Executive Officer on sensitive issues;

                        (g) evaluate, along with the members of the Compensation Committee and the full Board, the Chief Executive Officer's performance and meet with the Chief Executive Officer to discuss the Board's evaluation; and

                        (h) recommend the membership of the various Board Committees, as well as selection of the Committee Chairs.

        J. the Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform her responsibilities whose reasonable fees and expenses shall be paid by the Company.

        K. At each regularly scheduled Board of Directors meeting, the Company's Chief Financial Officer or his designee shall provide a report that includes year-to-date financial results and quarterly or quarter-to-date financial results that include the Company's financial condition and prospects, including but not limited to, as appropriate under the circumstances, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, including any modification or adjustment of reserve accounts or contingencies and management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past.

II.     SHAREHOLDER NOMINATED DIRECTORS

        A. The Board through its bylaws or otherwise shall establish a procedure for shareholders to nominate one or two directors as detailed below.

                1. Initial Review Process. As soon as reasonably practicable after the execution of a Memorandum of Understanding attaching as an exhibit this Corporate Governance Term Sheet, Lead Plaintiffs' Counsel (or their designee), in coordination with the Chairman of the Board of Hanover (or his designee) shall seek to identify potential directors. In undertaking this process, Lead Plaintiffs' Counsel (or their designee), in coordination with the Chairman of the Board of Hanover (or his designee) shall contact each individual or entity holding more than 1% (but less than 10%) of the Company's common stock for the purpose of requesting that such shareholder or shareholders provide the name or names of candidates for Hanover's Board of Directors. Lead Plaintiffs' Counsel, in coordination with the Chairman of the Board, shall conduct an appropriate review

                        (including background information and interviews of prospective candidates) and submit the names of the individuals determined to be qualified (as measured against criteria to be established by Hanover's Board of Directors in the exercise of their business judgment) to the Nomination and Corporate Governance Committee for review.

                2. Initial Selection Process. Hanover's Nominating and Corporate Governance Committee shall review each of the candidates submitted to it by Lead Plaintiffs' Counsel and select from among them the two determined by the Committee in the exercise of its business judgment as the most appropriate for being added to Hanover's Board. In the event that two are not selected from those presented to the Nominating and Corporate Governance Committee, Lead Plaintiffs' Counsel shall be advised of this determination, including the reasons for it, and shall be given an opportunity (utilizing the process noted above) to continue to submit qualified candidates until two candidates are identified. Once two candidates are identified, the Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall, subject to its fiduciary duties, elect the two candidates.

                3. Vacancies Among Selected Directors. Should either or both of the directors selected pursuant to paragraphs
                        (1) and (2) hereof cease to be on the board because of death, resignation, disability or removal, Lead Plaintiffs' Counsel shall have the right to initiate and participate in the selection of a replacement director or directors following the procedure set forth in paragraphs (1) and (2) above.

                4. Additional Term of Selected Directors. After their initial election to the Board, the two shareholder nominated directors shall be nominated by the Board at the next annual election at which directors are elected to serve for an additional one year term; provided, however, that in the event either or both of such directors die, resign, or are disabled or removed, or if the Board determines reasonably and in good faith that they should not be nominated, then Lead Plaintiffs' Counsel shall have the right to initiate and participate in the selection of a replacement director or directors following the procedure set forth in paragraphs (1) and
                        (2) above.

                5. Continued Election of Single Shareholder Nominated Director. After the election of the two shareholder nominated directors as specified in paragraph (4) above, who shall serve for a term of one year, at the next annual election of directors the Board, subject to its fiduciary duties, shall only be obligated to nominate, in its sole discretion, one shareholder nominated director; provided, however, that nothing herein will prevent the Board from nominating both shareholder nominated directors; provided, further that in the event either or both of such directors die, resign, or are disabled or removed, or if the Board determines reasonably and in good faith that they should not be nominated, then Lead Plaintiffs'

                        Counsel shall have the right to initiate and participate in the selection of a replacement director or directors following the procedure set forth in paragraphs (1) and
                        (2) above.

III.    INTERNAL AUDIT FUNCTION

        A. Within six months of final approval of the settlement, the Company shall implement an intensive internal audit function. The Internal Auditor, who shall be appointed by the Board and who will report to the Audit Committee at least twice a year, shall monitor the Company's internal control environment, revenue recognition practices and its accounting practices. The Internal Auditor shall be responsible for devising an Internal Audit Plan for each fiscal year which will be presented to the Audit Committee of the Board of Directors. The Internal Audit Plan shall include assessment of the internal controls environment in order to ensure that appropriate financial reporting procedures are in place and being followed by the Company's employees. Appropriate Company operations as dictated by the Internal Audit Plan shall be subject to an internal audit review each year. A written report shall be prepared for each internal audit performed describing the internal audit's findings, opinions and recommendations, if any. As appropriate, after review and comment from potentially impacted operational departments, these written reports (together with any response from potentially affected departments) shall be directed to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, and the Audit Committee for their review, and, if necessary, remedial action.

IV.     REVENUE RECOGNITION POLICY

        A. The Chief Executive Officer and Chief Financial Officer shall be responsible for ensuring that the Company's revenue recognition policy conforms to the requirements of Generally Accepted Accounting Principles ("GAAP"), as currently in effect or as amended, and is implemented and utilized throughout the Company. The Chief Executive Officer and Chief Financial Officer shall report to the Board of Directors or the Audit Committee on a semi-annual basis regarding the implementation and operation of this policy. The Chief Executive Officer and Chief Financial Officer shall ensure that the Company revenue recognition policy is distributed to each Company employee who records or reviews the recording of revenue. Any questions regarding that policy, or its application, shall be directed to the Company's Chief Financial Officer, who shall, as appropriate, inform the Chief Executive Officer.

        B. To the extent net income was benefited in the aggregate for a quarter by the modification or adjustment of any reserve or contingency amounts, of more than the one percent of quarterly revenue such modification or adjustment shall be clearly disclosed in the quarterly statements.

V.      STOCK OPTIONS

        A. Subject to the adoption of guidelines by the FASB and compliance with any such guidelines, the Company will either fully expense all stock options going forward or shall provided sufficient disclosure in its periodic reports to allow shareholders to determine the expense impact of granted options.

VI.     ANNUAL AUDIT OF FINANCIAL STATEMENTS BY INDEPENDENT AUDITOR

        A. So long as the Company remains a publicly traded company, the Company shall engage an independent auditing firm to perform an annual audit of its financial statements. The annual audit will encompass, as determined appropriate by the Chief Financial Officer and such independent auditing firm, a review of the financial results reported by each Company office to the Company headquarters. A written report of the results of each annual audit, including any findings, opinions or recommendations by the independent auditor shall be provided to the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Audit Committee of the Board of Directors for review and remedial action, if necessary.

        B. The Company's independent auditing firm may not perform any consulting work for the Company, other than tax consulting work.

        C. The Company shall rotate its independent auditing firm on or before March 1, 2008, and five years thereafter.

VII.    INSIDER TRADING CONTROLS

        A. The Board of Directors will appoint an officer of the Company who will be responsible for effecting compliance with the Company's stock trading and market communications policy. That individual will be designated the "Trading Compliance Officer," and will be responsible for developing (with Board involvement), presenting to the Board for approval, and monitoring and updating (with Board involvement and approval) a comprehensive program (the "Trading Compliance Program") designed to ensure compliance with the Company's trading policies. The Board will be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Officer, and the outside director (non-management) members of the Board will have direct access to the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside the presence of any other member of management. At least once yearly, the outside director members of the Board will receive a report from the Trading Compliance Officer outside the presence of any other members of management.

        B. The Trading Compliance Program shall contain provisions with respect to transactions in the Company's securities by directors and officers of the Company which are no less restrictive than those set forth in the New York Stock Exchange Listed Company Manual and shall take into account applicable federal securities laws and regulations.

        C. During the pendency of any Company-funded open market stock buy-back program, no insider shall be permitted to sell stock.

        D. Any corporate director or elected officer who acquires Company shares via option exercise, of options granted after Settlement Approval, must retain 33% of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least 12 months or such earlier time as the individual ceases to be a director of or an executive officer of the company as a result of death, resignation, termination or other reason.

        E. The Company shall require the public disclosure of all sales or purchases of the Company's stock by any corporate executive officers or directors within 48 hours of such purchase or sale. Using Company stock or options to secure any loan to an executive officer or director or engaging in a swap, forward contract or other similar contract involving an executive officer's or director's stock shall be considered a "sale" and so disclosed. The Company will take reasonable steps to ensure that all directors and officers file all trading forms required by them to be filed by the SEC concerning trading by directors, officers, and executive employees of the Company.

        F. Failure to comply with the Company's trading policy will result in appropriate sanctions, including disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action.

        G. No corporate officer or director shall directly or indirectly "short" the Company's stock or engage in "put" or call transactions involving the Company's stock.

VIII.   STOCK OPTIONS/CHANGE-OF-CONTROL

        A. No stock option plan for corporate executives or directors may be adopted without a shareholder vote. Previously established stock option plans may not be modified to reduce stock option exercise prices or increase the number of shares available under the plan without a shareholder vote.

        B. No corporate executive compensation plan adopted after the date of the final approval of the settlement may include any "change-of-control" definition that does not require the actual sale or merger of the Company to trigger a "change-of-control." A vote in favor of a merger or sale of the Company shall not constitute a "change-of-control." Provided, however, that any executive compensation plan may continue to define change of control broadly to include, among other things instances where
                (i) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than to an entity wholly owned, directly or indirectly, by the Company),
                (ii) there is consummated a merger, consolidation, re-capitalization, reorganization or other similar transaction involving the Company, other than one in which more than 50% of the total voting power of the surviving entity outstanding immediately after such transaction is beneficially owned by the holders of the outstanding voting securities of the Company immediately prior to such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company' voting stock (based upon voting power).

IX.     CODE OF CONDUCT

        The Company shall create. maintain and disseminate to employees a code of conduct appropriate in scope and content which shall include, among other things, policies with respect to insider trading and proper documentation and accounting of transactions.